Exhibit 99.3

Notice of Withdrawal

VALASSIS COMMUNICATIONS, INC.

Offer to Exchange

Registered 6 5/8% Senior Notes due 2021

For a Like Principal Amount of

Outstanding 6 5/8% Senior Notes due 2021

Pursuant to the Prospectus Dated                     , 2011

This Notice of Withdrawal, or one substantially equivalent to this form, must be used to withdraw tenders of any of the original notes (as defined below) pursuant to the Company’s (as defined below) offer (the “exchange offer”) to exchange $1,000 principal amount of its 6 5/8% Senior Notes due 2021, which have been registered under the Securities Act of 1933, as amended (the “exchange notes”), for each $1,000 in principal amount of the Company’s outstanding 6 5/8% Senior Notes due 2021, which have certain transfer restrictions (the “original notes”), described in the prospectus, dated                     , 2011 (as the same may be amended or supplemented from time to time, the “Prospectus”), of Valassis Communications, Inc., a Delaware corporation (the “Company”). Except as otherwise provided in the Prospectus, holders of any of the original notes may withdraw their tenders of original notes at any time prior to 5:00 p.m., New York City time, on                     , 2011 or such later date and time to which the exchange offer may be extended (the “Expiration Date”). To withdraw a tender, a holder must deliver this Notice of Withdrawal, or one substantially equivalent to this form, by hand or by facsimile transmission or mail to Wells Fargo Bank, National Association (the “Exchange Agent”) prior to 5:00 p.m., New York City time, on the Expiration Date. See “The Exchange Offer—Withdrawal of Tenders” in the Prospectus. Capitalized terms used but not defined herein shall have the same meaning given to them in the Prospectus.

The Exchange Agent for the Exchange Offer is:

Wells Fargo Bank, National Association

By Registered Mail or Certified Mail:	By Regular Mail or Overnight Courier:	By Hand:
Wells Fargo Bank, N.A. MAC - N9303-121 Corporate Trust Operations P.O. Box 1517 Minneapolis, MN 55480-1517	Wells Fargo Bank, N.A. MAC - N9303-121 Corporate Trust Operations Sixth Street & Marquette Avenue Minneapolis, MN 55479	Wells Fargo Bank, N.A. Northstar East Building - 12th floor Corporate Trust Services 608 Second Avenue South Minneapolis, MN 55402

By Facsimile (eligible institutions only): (612) 667-6282

Telephone Inquiries: (800) 344-5128

DELIVERY OF THIS NOTICE OF WITHDRAWAL TO AN ADDRESS OTHER THAN AS SET FORTH ABOVE OR TRANSMISSION OF THIS NOTICE OF WITHDRAWAL VIA FACSIMILE TO A NUMBER OTHER THAN AS SET FORTH ABOVE DOES NOT CONSTITUTE A VALID WITHDRAWAL. THE METHOD OF DELIVERY OF ALL DOCUMENTS, INCLUDING CERTIFICATES, IS AT THE RISK OF THE HOLDER. IF DELIVERY IS BY REGULAR MAIL, REGISTERED MAIL WITH RETURN RECEIPT REQUESTED, PROPERLY INSURED, IS RECOMMENDED. YOU SHOULD READ THE INSTRUCTIONS ACCOMPANYING THE LETTER OF TRANSMITTAL CAREFULLY BEFORE YOU COMPLETE THIS NOTICE OF WITHDRAWAL.

Ladies and Gentlemen:

The undersigned hereby withdraws, upon the terms and subject to the conditions set forth in the Prospectus and the related letter of transmittal, the aggregate principal amount of original notes indicated below pursuant to the procedures for withdrawal set forth in the Prospectus under the caption “The Exchange Offer—Withdrawal of Tenders.”

The undersigned understands that no withdrawal of a tender of original notes may be made on or after 5:00 p.m., New York City time, on the Expiration Date. The undersigned understands that for a withdrawal of a tender of original notes to be effective, a written notice of withdrawal that complies with the requirements of the exchange offer must be timely received by the Exchange Agent at its address specified on the cover of this Notice of Withdrawal prior to 5:00 p.m., New York City time, on the Expiration Date.

Name of person who deposited
the original notes to be
withdrawn:

Name in which the original notes to be withdrawn
are to be registered, if different from

depositor:
(Please Print or Type)

Signature(s):

Address(es):

Area Code(s) and Telephone
Number(s):

If original notes were delivered by book-entry transfer
at DTC, insert Depository Account

Number:

Date:

Total principal amount of
the original notes to be

withdrawn:

Certificate Number(s)*	Principal Amount of Original Senior Notes Withdrawn

*	Need not be completed if the original notes being withdrawn are in book-entry form.

This Notice of Withdrawal must be signed by the depositor(s) of original notes in the same manner as the original signature on the letter of transmittal by which such original notes were tendered, with any required signature guarantees, or be accompanied by documents of transfer sufficient to have the trustee register the transfer of such original notes into the name of the person withdrawing the tender. If signature is by a trustee, executor, administrator, guardian, attorney-in-fact, officer or other person acting in a fiduciary or representative capacity, such person must provide the following information:

Name(s):

Title(s):

Signature(s):

Address(es):